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                               December 29, 1997


The Loewen Group Inc.
4126 Norland Avenue
Burnaby, British Columbia  V5G 3S8
Canada

          Re:  Outside Director Compensation Plan:  Registration Statement on
               --------------------------------------------------------------
Form S-3
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Ladies and Gentlemen:


          We have acted as United States counsel to The Loewen Group Inc., a corporation organized under the laws of British Columbia, Canada (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (as such Registration Statement may be amended and supplemented from time to time, the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "SEC") on or about December 30, 1997, respecting the offer and sale of Common shares without par value of the Company ("Common Shares"), to permitted Transferees of Participants in the 1994 Outside Director Compensation Plan, as amended (the "Plan"). All capitalized terms used without definition in this letter have the same meaning as in the Registration Statement.

          You have requested our opinion with respect to the accuracy of the discussion included in the Registration Statement under the heading "United States Federal Income Tax Consequences."

          In our capacity as United States counsel for the Company, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representative of the Company, certificates of public officials and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In making such examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies;
(iv) the identity and capacity of all individuals acting or purporting to act as public officials; (v) that all representations and statements set forth in the documents submitted to us are true and correct; and (vi) that all obligations imposed by any of the documents submitted to us are enforceable in accordance with their terms.
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          We have also made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for purposes of giving the opinions expressed herein.

          Based on the foregoing, we are of the opinion that the statements concerning United States taxation set forth in the Registration Statement under the heading "United States Federal Income Tax Consequences," to the extent that such statements represent matters of law or legal conclusions, describe the material United States federal income tax consequences expected to result from the issuance of Common Shares to a Transferee either at the direction of a Participant or upon the exercise of Options by a Transferee; subject, however, to the limitations set forth in the Registration Statement that the statements do not purport to address all aspects of federal income taxation or all tax considerations that may be relevant to all categories of potential purchasers and that the statements apply only to Options that do not have a readily ascertainable fair market value at the date of grant and to Options and Shares for which no consideration other than Transferee ownership interests is received by the Participant.

          Our opinion is based on the Internal Revenue Code of 1986, as amended; applicable Treasury regulations thereunder; the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital; and judicial authority and administrative rulings and practices now in effect; changes to any of which after the date of the Registration Statement could apply on a retroactive basis and affect the consequences described in the Registration Statement.

          We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We further consent to the use of our name under the heading "Legal Matters" in the prospectus filed with the SEC as a part of the Registration Statement.

                                             Very truly yours,

                                 /s/ Thelen, Marrin, Johnson & Bridges LLP

                                   THELEN, MARRIN, JOHNSON & BRIDGES LLP